EXHIBIT 99.2

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Merit Medical’s WRAPSODY WAVE Trial Demonstrates Superior Patency versus Standard of Care in AV Fistula Patients

In the US pivotal trial, WRAPSODY achieved 89.8% target lesion primary patency at 6 months.

SOUTH JORDAN, Utah, September 16, 2024 (GLOBE NEWSWIRE) -- Merit Medical Systems, Inc. (NASDAQ: MMSI), a global leader of healthcare technology, today announced positive 6-month findings from the randomized arteriovenous (AV) fistula arm of its WRAPSODY Arteriovenous Access Efficacy (WAVE) pivotal trial. The data were shown at the Cardiovascular and Interventional Radiological Society of Europe (CIRSE) during a FIRST@CIRSE presentation.

WRAPSODY is a cell-impermeable endoprosthesis which is intended to extend long-term vessel patency in dialysis patients. Many patients undergoing dialysis rely on a vascular access site created in the arm called an AV fistula. The maintenance of adequate blood flow through this site is crucial for patient survival.

The AV fistula arm of the WAVE trial enrolled 245 patients at 43 sites. Patients were randomized 1:1 to WRAPSODY or percutaneous transluminal angioplasty (PTA). Target lesion primary patency in patients treated with WRAPSODY was 27 percentage points higher than patients in the PTA cohort (89.8% vs. 62.8%, p<0.0001).1 The proportion of patients who experienced an adverse event was similar between cohorts.2

“The superiority of the six-month efficacy data is compelling and provides clinicians the chance to evaluate how WRAPSODY can help us prolong the vascular access of our patients. WRAPSODY should be the new standard of care for these patients,” said Mahmood K. Razavi, MD, FSIR, FSVM, Interventional Radiologist and Medical Director of Clinical Research at St. Joseph Heart and Vascular Center in Orange, Calif., and Co-Principal Investigator of the WAVE trial. “Meeting with colleagues at CIRSE to discuss the AV fistula arm of the WAVE study was the first of what we hope to be many productive discussions,” said Robert G. Jones, FRCR, Consultant Interventional Radiologist at Queen Elizabeth Hospital Birmingham in Birmingham, England, and Co-Principal Investigator of the WAVE study. “The potential for WRAPSODY to help us safely extend vascular access for our patients is a vital component of care.”

1 The primary efficacy endpoint was defined as the freedom from clinically driven target lesion revascularization or target lesion thrombosis through 6 months.

2 The primary safety endpoint was the proportion of patients who experienced an adverse event in the 30 days following treatment that negatively affected the access or venous outflow circuit and resulted in reintervention, hospitalization, or death (not including stenosis or thrombosis).

“The data release of positive findings from the randomized AV fistula arm of the WAVE study marks a major milestone for Merit,” said Fred P. Lampropoulos, Merit’s Chairman and Chief Executive Officer. “This is an important next step in our continued efforts to seek ways to improve care for patients requiring hemodialysis treatment.”

The Merit WRAPSODY Cell-Impermeable Endoprosthesis is not approved or available for commercial distribution in the United States and may not be approved or available for sale or use in other countries. In the United States, the device is being used under an Investigational Device Exemption (IDE) from the US Food and Drug Administration (FDA). Findings from the WAVE study expand on results from the first-in-human study (WRAPSODY FIRST) and support the Premarket Approval (PMA) application to the FDA for commercial use in the United States. The device is available in Brazil and in the European Union. For additional information on Merit Medical’s WAVE study, please visit: https://clinicaltrials.gov/ct2/show/NCT04540302.

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Statements contained in this release which are not purely historical, including, without limitation, statements regarding results, outcomes and applications of clinical trials, studies and investigations involving Merit’s products, safety, efficacy and patient and physician adoption of Merit’s products, Merit’s ability to procure and maintain required regulatory approvals for its products, forecasted plans, revenues and other operating and financial measures, or future growth and profit expectations or forecasted economic conditions, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to risks and uncertainties such as those described in Merit’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Annual Report”) and other filings with the SEC. Such risks and uncertainties include inherent risks and uncertainties related to the safety, efficacy and patient and physician adoption of Merit’s products, the ability to fully enroll and the final results and outcomes of clinical trials and studies involving the Merit’s products, the ability to obtain and maintain reimbursement codes for Merit’s products, Merit’s ability to procure and maintain required regulatory approvals for its products, disruptions in Merit’s supply chain, manufacturing or sterilization processes; reduced availability of, and price increases associated with, commodity components and other raw materials; adverse changes in freight, shipping and transportation expenses; negative changes in economic and industry conditions in the United States or other countries, including inflation; risks relating to Merit’s potential inability to successfully manage growth through acquisitions generally, including the inability to effectively integrate acquired operations or products or commercialize technology developed internally or acquired through completed, proposed or future transactions; risks associated with Merit’s ongoing or prospective manufacturing transfers and facility consolidations; fluctuations in interest or foreign currency exchange rates; risks and uncertainties associated with Merit’s information technology systems, including the potential for breaches of security and evolving regulations regarding privacy and data protection; governmental scrutiny and regulation of the medical device industry, including governmental inquiries, investigations and proceedings involving Merit; consequences associated with a Corporate Integrity Agreement executed between Merit and the U.S. Office of Inspector General – Department of Health and Human Services; difficulties, delays and expenditures relating to development, testing and regulatory approval or clearance of Merit’s products, including the pursuit of approvals under the European Union Medical Device Regulation, and risks that such products may not be developed successfully or approved for commercial use; litigation and other judicial proceedings affecting Merit; the potential of fines, penalties or other adverse consequences if Merit’s employees or agents violate the U.S. Foreign Corrupt Practices Act or other laws or regulations; restrictions on Merit’s liquidity or business operations resulting from its debt agreements; infringement of Merit’s technology or the assertion that Merit’s technology infringes the rights of other parties; product recalls and product liability claims; changes in customer purchasing patterns or the mix of products Merit sells; laws and regulations targeting fraud and abuse in the healthcare industry; potential for significant adverse changes in governing regulations, including reforms to the procedures for approval or clearance of Merit’s products by the U.S. Food & Drug Administration or comparable regulatory authorities in other jurisdictions; changes in tax laws and regulations in the United States or other jurisdictions; termination of relationships with Merit’s suppliers, or failure of such suppliers to perform; development of new products and technology that could render Merit’s existing or future products obsolete; market acceptance of new products; dependance on distributors to commercialize Merit’s products in various jurisdictions outside the United

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ABOUT MERIT MEDICAL

Founded in 1987, Merit Medical Systems, Inc. is engaged in the development, manufacture, and distribution of proprietary disposable medical devices used in interventional, diagnostic, and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care, and endoscopy. Merit serves client hospitals worldwide with a domestic and international sales force and clinical support team totaling more than 700 individuals. Merit employs approximately 7,000 people worldwide.

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